Exhibit 99(a)(3)

PRELIMINARY COPY

QUANTA CAPITAL HOLDINGS LTD.
SPECIAL GENERAL MEETING OF HOLDERS OF 10.25% SERIES A PREFERRED SHARES
                                 , 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
QUANTA CAPITAL HOLDINGS LTD.

The undersigned holder(s) of 10.25% Series A Preferred Shares of Quanta Capital Holdings Ltd. hereby revoking all proxies previously granted, appoint(s) MARTHA G. BANNERMAN and WALDA DECREUS, and each of them, with full power of substitution, as proxies of the undersigned, to attend the Special General Meeting of holders of 10.25% Series A Preferred Shares of Quanta Capital Holdings Ltd. to be held on                 ,                      , 2007 at 6:30 p.m. (local time in Toronto, Ontario) and any adjournments or postponements thereof, and to vote the number of 10.25% Series A Preferred Shares the undersigned would be entitled to vote if personally present as designated on the reverse.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN UNLESS PROPERLY REVOKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. WHETHER OR NOT DIRECTION IS MADE, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER(S) UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL GENERAL MEETING OF HOLDERS OF 10.25% SERIES A PREFERRED SHARES.

QUANTA CAPITAL HOLDINGS LTD. P.O. BOX 11230 NEW YORK, N.Y. 10203-0230

PLEASE COMPLETE AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET PROXY
APPOINTMENT, WHICH IS AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet proxy appointment is available as long as your proxy is received before the special general meeting on                 ,                          , 2007, at 6:30 p.m. (local time in Toronto, Ontario).

Your Internet proxy appointment authorizes the designated proxies to vote your 10.25% Series A Preferred Shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http:www.                            .com
Use the Internet to appoint your proxy. Have
your proxy card in hand when you access the
web site.

If you appoint your proxy by the Internet, you do not need to mail back your proxy card. To vote by mail, mark, sign and date the proxy card on the reverse side and return it in the enclosed postage-paid envelope.

PRELIMINARY COPY

DETACH PROXY CARD HERE

PLEASE BE CERTAIN TO DATE AND SIGN THIS PROXY. RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.	Votes must be marked in the manner indicated above in black or blue ink.

The board of directors of Quanta Capital Holdings Ltd. recommends a vote FOR proposals
(1) and (2).

(1)    APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF 10.25% SERIES A PREFERRED SHARES OF QUANTA CAPITAL HOLDINGS LTD.

FOR	AGAINST	ABSTAIN

(2)    APPROVAL OF ANY ADJOURNMENTS OF THE SPECIAL GENERAL MEETING AT THE DISCRETION OF THE CHAIRMAN IN ORDER TO ALLOW QUANTA CAPITAL HOLDINGS LTD. TO CONTINUE TO SOLICIT PROXIES FROM HOLDERS OF 10.25% SERIES A PREFERRED SHARES

FOR	AGAINST	ABSTAIN

To change mailing address, please mark this box
and note change below.

SCAN LINE

Signature should correspond with the printed name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such, or when more than one owner, each owner should sign.

Date	Owner sign here:	Co-Owner sign here:
	Title (if applicable):	Title (if applicable):

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.